EXHIBIT 11.1


                        EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share

                                                                           YEAR ENDED
                                                                           DECEMBER 31,
                                                                 1997         1998          1999
                                                                 ----         ----          ----
Basic:
  Weighted average common shares outstanding
   used in computing basic earnings per share                  4,878,795     4,905,656     4,960,220
                                                             =======================================
Basic Earnings Per Share                                     $      0.32   $      0.43   $      0.64
                                                             =======================================
Diluted:
  Weighted average common and common equivalent                4,878,795     4,905,656     4,960,220
   shares outstanding
  Effect of shares issuable under stock under stock plans
   using the treasury method                                      40,637        42,634       199,103
  Effect of shares contingently issuable under warrants
   issued with the 8% subordinated debentures using
   the treasury stock method                                       4,319         5,206         6,835
  Effect of shares contingently issuable under warrants
   issued with the Initial Public Offering (IPO) using
   the treasury stock method                                                                  12,039
                                                             ---------------------------------------
  Shares used in computing diluted earnings per share          4,923,751     4,953,496     5,178,197
                                                             =======================================
Diluted Earnings Per Share                                   $      0.32   $      0.43   $      0.61
                                                             =======================================